Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan Russo
John C. Doyle	Emily Poe
(650) 266-1407	212-845-4266
doyle@renovis.com	emily.poe@eurorscg.com

Renovis Ends Phase Ia Clinical Trial with REN-850

South San Francisco, California – June 13, 2005 — Renovis, Inc. (Nasdaq: RNVS) announced today that it has ended its Phase Ia clinical trial for REN-850, an investigational small molecule that was being studied for the treatment of multiple sclerosis (MS). The objective of this study was to assess the safety, tolerability and pharmacokinetics of escalating single doses of REN-850 in healthy volunteers. Based on preclinical studies REN-850 is believed to act by inhibition of leukocyte trafficking.

“Interim data from the Phase Ia study with REN-850 revealed unexpected pharmacokinetic properties that were not predicted by preclinical testing of the drug candidate. After careful consideration of these data we have decided to end further development of REN-850,” said Randall Moreadith, M.D., Ph.D., Chief Medical Officer of Renovis.

About Renovis

Renovis is a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Our most advanced product candidate, CEROVIVE® (NXY-059), is in Phase III clinical trials for acute ischemic stroke with our exclusive licensee, AstraZeneca AB. CEROVIVE (NXY-059), an investigational drug under development by AstraZeneca and licensed from Renovis, has a proposed mechanism of action of free radical trapping. It is being studied as a neuroprotectant in clinical trials based on effects seen in experimental models of acute ischemic stroke. We are independently developing REN-1654, an oral drug candidate for neuropathic pain in a Phase II clinical trial for sciatica. Our research and development programs focus on major medical needs in the areas of neuroprotection, pain and neuroinflammatory diseases. We have a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

CEROVIVE (NXY-059) is a registered trademark of the AstraZeneca group of companies. All other product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates, such as REN-1654; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 16, 2005. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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